UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2012

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 15, 2012, Kilroy Realty Corporation (the “Company”) issued a press release to announce that it is calling for redemption all outstanding shares of its 7.80% Series E Cumulative Preferred Shares (NYSE: KRC-PRE) and all of its 7.50% Series F Cumulative Redeemable Preferred Stock (NYSE: KRC-PRF) on April 16, 2012.  Shares of the Company’s Series E Preferred Stock and Series F Preferred Stock called for redemption will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends up to and including the redemption date of April 16, 2012, and dividends on the shares of Series E Preferred Stock and Series F Preferred Stock called for redemption will cease to accrue on such date.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated March 15, 2012 issued by Kilroy Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date:  March 19, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION,
Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date:  March 19, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 15, 2012 issued by Kilroy Realty Corporation